UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

FORME CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

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              Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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FORME CAPITAL, INC.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(818) 597-7552

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

November 15, 2007

This information statement has been mailed on or about November 15, 2007 to the stockholders of record on October 23, 2007 (the “Record Date”) of Forme Capital, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of October 23, 2007, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions to be taken pursuant to the written consent shall be taken on or about December 5, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ John Vogel
Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED OCTOBER 23, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated October 23, 2007, in lieu of a special meeting of the stockholders. Such action will take effect on or about December 5, 2007:

Amendment to our Certificate of Incorporation to effect a:

•	reverse split our outstanding common stock on the basis of up to one (1) post-split share for thirteen (13) pre-split shares (“Reverse Split”);

•	increase of authorized shares post Reverse Split to 200,000,000 as provided for herein (“Increase of Authorized Shares”)

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders.

Shareholders holding a majority of the Company's outstanding common stock have voted in favor of certain corporate matters outlined in this Information Statement, which actions are expected to take place on or after December 5, 2007, consisting of the approval to undertake: (1) the Reverse Split; and (2) the Increase of Authorized Shares.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on, October 23, 2007, (the "Record Date") will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that held in excess of fifty percent (50%) of the Company's outstanding shares of common stock have indicated that they will vote in favor of the Proposals. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share. As of the record date, 12,715,000 shares of common stock were issued and outstanding.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 200,000,000 shares, of which: (i) 100,000,000 are designated as common stock; and (ii) 100,000,000 are designated as preferred stock. As of the Record Date, 12,715,000 shares of common stock were issued and outstanding and 0 shares of preferred stock issued and outstanding. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 5, 2007.

This Information Statement will serve as written notice to stockholders pursuant to the Corporation Law of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of November 1, 2007 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

This table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 12,715,000 shares of pre-split common stock outstanding as of November 1, 2007.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)

Stallion Ventures, LLC	5,812,800	45.72%

Castle Bison, Inc.	2,436,400	19.16%

Windermere Insurance Company	1,800,000	14.16%

All officers and directors as a group (3 persons)	0	0

(1)	Except as otherwise indicated, the address of each beneficial owner is 31200 Via Colinas, Suite 200, Westlake Village, CA, 91362.

(2)
Applicable percentage ownership is based on an assumption of 12,715,000 shares of common stock outstanding as of November 1, 2007, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of September 19, 2007 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

REVERSE SPLIT

The Company is authorized to issue Two Hundred Million (200,000,000) million shares including: (i) One Hundred Million (100,000,000) shares of common stock; and (ii) One Hundred Million (100,000,000) shares of preferred stock, of which 12,715,000 shares of common stock and 0 shares of preferred stock are issued and outstanding. In order to better position the Company for a possible reverse merger acquisition or other form of business combination, a majority of our shareholders approved a reverse split of our shares of one (1) post-reverse split share for up to thirteen (13) pre-reverse split shares on October 23, 2007 whereby the number of our outstanding common stock may decrease from 12,715,000 to up to 978,076 shares (assuming the maximum reverse split is effected).

INCREASE OF AUTHORIZED SHARES

After giving affect to the Reverse Split, a majority of the shareholders entitled to vote have authorized the increase of our authorized shares to Two Hundred Million (200,000,000) consisting of: (i) One Hundred Million (100,000,000) shares of common stock; and (ii) One Hundred Million (100,000,000) shares of blank check preferred stock.

The majority shareholders believes that it is advisable and in the best interests of the company and it shareholder to effect the Reverse Split and Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and to provide additional shares that could be issued in a reverse merger acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of common stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Attached as Exhibit A and incorporated herein by reference is the text of the Amendment and Restated Certificate of Incorporation as approved by our majority shareholders.

EFFECTS OF AMENDMENTS

The following table summarizes the effects of the: (i) Reverse Split; and (ii) Increase in the Authorized Shares:

	Pre-Reverse	Post-Reverse*
Common Shares
Issued and Outstanding	12,715,000	978,077
Authorized	100,000,000	100,000,000

Preferred Shares
Issued and Outstanding	0	0
Authorized	100,000,000	100,000,000

*Assumes a Maximum Reverse Split of up to 13 Pre-Reverse shares for 1 Post Reverse shares

POTENTIAL ANTI-TAKEOVER EFFECTS

The resolution being adopted and the amendment to the certificate of incorporation have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board of Directors, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of our board of directors or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

In addition, the Delaware General Corporation Law prohibits certain mergers, consolidations, sales of assets or similar transactions between a corporation on the one hand and another company which is, or is an affiliate of, a beneficial holder of 15% or more of that corporation's voting power (defined as an "Interested Stockholder") for three years after the acquisition of the voting power, unless the acquisition of the voting power was approved beforehand by the corporation's board of directors or the transaction is approved by a majority of such corporation's shareholders (excluding the Interested Stockholder). These provisions prohibiting Interested Stockholder transactions could also preserve management's control of the Company.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the amendment to our certificate of incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors does not intend to use the consolidation as a part of or first step in a "going private" transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment to our articles of incorporation.

By Order of the Board of Directors:
Forme Capital, Inc.

	By:	/s/ John Vogel
John Vogel, Chief Executive Officer

November 15, 2007

Exhibit A

Amended and Restated

Certificate of Incorporation

of

Forme Capital, Inc.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FORME CAPITAL, INC.

This Amended and Restated Certificate of Incorporation of the corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“Delaware Code”) and by the written consent of its stockholders in accordance with Section 228 of the Delaware Code.

The following Amended and Restated Certificate of Incorporation amends, restates and supersedes the original Certificate of Incorporation Articles, as amended, in its entirety as follows:

ARTICLE I

The name of the corporation is Forme Capital, Inc.

ARTICLE II

Its registered office in the State of Delaware is located at 40 E Division Street, Suite A, City of Dover, Zip Code 19901, County of Kent the name of its registered agent is PARACORP INCORPORATED.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Code.

ARTICLE IV

On October [__], 2007 the corporation’s board of directors and a majority of the shareholders entitled to vote on the action approved a ___ to 1 reverse stock split to be effective at 5:00 p.m. on [________], 2007 or as soon as the Corporation completes filing the an amendment to its articles of incorporation (the “Split Effective Date”), each [ upto 13 shares ] shares of the corporation’s common stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

This Corporation is authorized to issue the following capital stock:

(a) The total number of shares which the Corporation shall have authority to issue is Two Hundred Million (200,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, no par value per share, (hereafter called the “Common Stock”), and One Million (100,000,000) shares of Preferred Stock, par value $.01 per share, (hereinafter called the “Preferred Stock”).

(b) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the “Board”), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock.”

ARTICLE V.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise. Election of the directors need not be by written ballot.

ARTICLE VI

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VII

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, Forme Capital, Inc., has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this _______day of October 2007. This Amended and Restated Certificate of Incorporation shall become effective as of ____, 2007.

By:
Name:	John Vogel
Its:	Chairman of the Board and Chief Executive
Officer